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                                                                     EXHIBIT 4.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                                HEALTHSTAR CORP.


         For purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, the undersigned, whose mailing address is 8745 West Higgins, Suite 300, Chicago, Illinois 60631, and whose powers as incorporator shall terminate immediately upon the filing of this Certificate, does execute this Certificate and does hereby certify as follows:

                                    ARTICLE I

         The name of the Corporation is HealthStar Corp.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is sixteen million (16,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, $.001 par value per share, and one million (1,000,000) shares shall be Preferred Stock, $.001 par value per share.

         B. Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restriction thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, uprights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof,



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or any-of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number "of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C.       Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this Corporation.

                  3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         A. Exculpation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. Indemnification. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

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         C.       Effect of Repeal or Modification. Any, repeal or modification of any of the foregoing provisions of this Article V shall be prospective and "shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         A. The number of directors constituting the entire Board shall be determined by the Board from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be seven (7) until otherwise fixed by a majority of the entire Board.

         B. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders in 1999, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         C. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this

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Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                                   ARTICLE VII

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE VIII

         The Corporation is to have a perpetual existence.

                                   ARTICLE IX

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

         The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws.

                                   ARTICLE XI

         The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

                                   ARTICLE XII

         No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.



                                  ARTICLE XIII

         The initial director of the Corporation shall be Steven Carder, whose mailing address is 8745 West Higgins, Suite 300, Chicago, Illinois 60631, and who shall serve until the first annual meeting of stockholders of the Corporation or, if sooner, until his successor is duly elected and qualified. Upon the election and qualification of the successor to the initial director, the Corporation shall have the number of directors set forth in the bylaws of the Corporation, as amended from time to time.

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         IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 28th day of August, 1998.


                                                     /s/ Kevin Ryan
                                                     ---------------------------
                                                     Incorporator


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